As filed with the Securities and Exchange Commission on 27 February, 2004	Registration No. 333 - 13968

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

Hanson PLC
(Exact name of registrant as specified in its charter)

England and Wales	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 Grosvenor Place London SW1X 7JH, England	None (Zip Code)
(Address of principal executive offices)

Hanson PLC Long Term Incentive Plan
Hanson PLC Share Option Plan
(Full title of the plan)

Hanson Building Materials America, Inc.
8505 Freeport Parkway
Suite 138
Irving, Texas 75063
Attention: Michael H. Hyer
(Name and address of agent for service)

(416) 417-1300
(Telephone number, including area code, of agent for service)

Copy of all communications to:

Corey R. Chivers, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

See below[1]	N/A	N/A	N/A	N/A

1	The registration fees were paid at the time of the original filing of the Registration Statement. Because no additional securities are being registered, no further registration fee is required.

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EXPLANATORY NOTE

     On October 14, 2003, Hanson Building Materials Limited (previously known as “Hanson PLC” and hereinafter, the “Predecessor Registrant”) completed a reorganization (the “Reorganization”) of its capital and corporate structure through a scheme of arrangement pursuant to Section 425 of the Companies Act 1985 of Great Britain, resulting in the formation of a new holding company, Hanson PLC (previously known as “Hanson Building Materials PLC” and hereinafter, the “Registrant”), and pursuant to which ordinary shares, each having a nominal value of £3.00, of the Registrant were exchanged for ordinary shares, each having a nominal value of £2.00, of the Predecessor Registrant. Subsequent to the Reorganization and in connection therewith, the Registrant undertook a capital reduction resulting in a decrease in the per share nominal value of its ordinary shares from £3.00 to £0.10, effective on October 21, 2003.

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, Registration No. 333-13968, filed with the Securities and Exchange Commission (the “SEC”) on September 28, 2001 by the Predecessor Registrant (as amended, this “Registration Statement”), relating to the Hanson PLC Long Term Incentive Plan and the Hanson PLC Share Option Plan (the “Plans”), is being filed by the Registrant pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), as the successor issuer to the Predecessor Registrant following the Reorganization.

     In accordance with Rule 414(d) under the Securities Act, the Registrant, as the successor to the Predecessor Registrant, hereby expressly adopts the Registration Statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

     All information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

     All information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents are incorporated by reference in this Post-Effective Amendment No. 1 to the Registration Statement:

     a.      The Registrant’s annual report for the fiscal year ended December 31, 2003, filed on Form 20-F on February 26, 2004.

     b.      The Registrant’s report on Form 6-K dated November 10, 2003, which includes a description of the Registrant’s share capital and the American Depositary Shares (“ADSs”) representing the Registrant’s ordinary shares, each having a nominal value of £0.10.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing or submission of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Graham Dransfield, who is providing the opinion attached as Exhibit 5.1 hereto regarding the legality of the securities being registered, is employed as Director and Legal Director of the Registrant. In addition, as of February 26, 2004, Mr. Dransfield holds (a) 118,834 ordinary shares of the Registrant, (b) options over 388,794 ordinary shares of the Registrant exercisable at prices between 290.4 and 473.38 pence per share and expiring between May 15, 2004 and February 28, 2013 and (c) conditional awards of 229,548 ordinary shares of the Registrant which vest between May 15, 2004 and March 1, 2006.

Item 6. Indemnification of Directors and Officers.

     Section 310 of the Companies Act 1985 of Great Britain, as amended (the “Companies Act”), provides:

     “(1)      This section applies to any provisions, whether contained in a company’s articles or in any contract with the company or otherwise, for exempting any officer of the company or a person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

     (2)      Except as provided by the following subsection, any such provision is void.

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     (3)      This section does not prevent a company:

(a)	from purchasing and maintaining for any such officer or auditor insurance against any such liability; or
(b)	from indemnifying any such officer or auditor against any liability incurred by him:
(i)	in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted; or
(ii)	in connection with any application under section 144(3) or (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court.”
Section 727 of the Companies Act provides:

     “(1)      If in any proceeding for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

     (2)      If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

     (3)      Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole and in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper.”

     Articles 143 and 144 of the Articles of Association of the Registrant provideas follows:

     “(1)      Subject to the Act, but without prejudice to any indemnity to which he may otherwise be entitled, every Director, alternate Director, Secretary or other officer of the Company (excluding the Auditors, unless and to the extent that the Board determines otherwise) and every employee or agent of the Company shall be entitled to be indemnified out of the assets of the Company against all costs, charges, losses, damages and liabilities incurred by him in the actual or purported execution or discharge of his duties or exercise of his powers or otherwise in relation to such duties, including (without limitation) any liability incurred in defending any proceedings (whether civil or criminal) which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by any court of competent jurisdiction or which are otherwise disposed of without any finding or admission of any material breach of duty on his part.

     (2)      Subject to the Act, the Board may purchase and maintain insurance at the expense of the Company for the benefit of any person who is or was at any time a Director, alternate Director, Secretary or other officer or employee of any body corporate which is a member of the Group or in which the Company has an interest whether direct or indirect or who is or was at any time a trustee of any pension fund or employee benefits trust in which any employee of any such body corporate is or has been interested indemnifying such person against any liability which may attach to him or loss or expenditure which he may incur in relation to anything done or alleged to have been done or omitted to be done as a Director, alternate Director, Secretary, officer, employee or trustee.”

     The Registrant maintains directors’ and officers’ liability insurance coverage for its directors and officers.

Item 7. Exemption from Registration Claimed.

     Not applicable.

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Item 8. Exhibits.

Exhibit Number	Exhibit

4.1	The Registrant’s Articles of Association, incorporated herein by reference to Exhibit No.1 to the Form 6-K filed on November 10, 2003.
4.2	Deposit Agreement, dated October 14, 2003, among the Registrant, Citibank, N.A., as depositary, and the holders and beneficial owners of ADSs issued thereunder, incorporated herein by reference to Exhibit No.1 to the Form 6-K filed on November 10, 2003.
5.1	Opinion of Graham Dransfield, Legal Director of the Registrant, as to the validity of the ordinary shares being registered.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Graham Dransfield is contained in the opinion of counsel filed as Exhibit 5.1.
24.1	Power of Attorney (set forth on the signature page of the Registration Statement on Form S-8 Registration No. 333-13968 filed with the SEC on September 28, 2001).

Item 9. Undertakings.

     (a)      The undersigned Registrant hereby undertakes:

          (1)      To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)      To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b)      The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England on this 27th day of February 2004.

Hanson PLC
By:	/s/ Graham Dransfield
Graham Dransfield
Legal Director

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on this 27th day of February 2004.

Principal Executive Officer:
	ALAN J. MURRAY*	Director and Chief Executive Officer

Principal Financial and Accounting Officer:
	JONATHAN C. NICHOLLS*	Director and Finance Director

Directors:
/s/ Graham Dransfield Graham Dransfield

ALAN J. MURRAY*

JONATHAN C. NICHOLLS*
CHRISTOPHER D. COLLINS*
SIMON L. KESWICK*
THE RT. HON. LORD BAKER, CH*

______________________
W. Frank Blount

______________________
The Baroness Noakes DBE

______________________
William Samuel Hugh Laidlaw

Authorized Representative in the United States:
/s/ Michael H. Hyer Michael H. Hyer

*By	/s/ Graham Dransfield Graham Dransfield Attorney-in-Fact

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     The Plans. Pursuant to the requirements of the Securities Act, the administration of the Hanson PLC Long Term Incentive Plan and the Hanson PLC Share Option Plan has duly caused the Registration Statement to be signed on their respective behalf by the undersigned, thereunto duly authorized, in the City of London on this 27th day of February 2004.

HANSON PLC LONG TERM INCENTIVE PLAN HANSON PLC SHARE OPTION PLAN

By:	/s/ Paul D. Tunnacliffe
Name: Paul D. Tunnacliffe
Company Secretary, Hanson PLC